Exhibit 23.13

CONSENT OF AARON AMOROSO
In connection with the i-80 Gold Corp. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”), the undersigned consents to references to the undersigned as an expert or “qualified person” (as described in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) and the undersigned’s name with respect to the disclosure of technical and scientific information contained in the Form 10-K (the “Technical Information”).
The undersigned further consents to the incorporation by reference in the Company’s Registration Statement on Form S-8 (File No. 333-280725) and the Registration Statements on Form S-3, as amended and supplemented (File Nos. 333-286531 and 333-287243), of the references to the undersigned’s name and the Technical Information in the Form 10-K.

Date: February 19, 2026

By:	/s/ Aaron Amoroso
Aaron Amoroso

4932-1433-8960\1